UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2013 (March 29, 2013)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	001-11852	62-1507028
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Ave. Suite 700 Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

(615) 269-8175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 29, 2013, Healthcare Realty Trust Incorporated (the “Company”) entered into sales agreements (the “Sales Agreements”) with each of RBC Capital Markets, LLC, Cantor Fitzgerald & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Scotia Capital (USA) Inc. (together, the “Sales Agents”) to sell up to an aggregate of 9,000,000 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share, from time to time through the Sales Agents.

Pursuant to the Sales Agreements, the Securities may be offered and sold through any of the Sales Agents in transactions that are deemed to be “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange, as well as in privately negotiated transactions. The Sales Agreements provide that each Sales Agent will be entitled to compensation up to 2.00% of the gross proceeds of the Securities sold through such Sales Agent from time to time under the applicable Sales Agreement. The Company has no obligation to sell any of the Securities under the Sales Agreements, and may at any time suspend solicitation and offers under the Sales Agreements. The Sales Agreements are subject to customary terms and conditions.

The Securities will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-172368). The Company filed a prospectus supplement, dated March 29, 2013, with the Securities and Exchange Commission in connection with the offer and sale of the Securities.

The Company will use the net proceeds from this offering for general corporate purposes, including the acquisition and development of healthcare facilities and funding of mortgage loans secured by healthcare facilities. Pending such investments, the Company will apply the net proceeds to outstanding indebtedness under its unsecured credit facility due April 2017 and/or place the net proceeds in interest-bearing bank accounts or in readily marketable, interest-bearing securities. Affiliates of RBC Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Scotia Capital (USA) are lenders under the Company’s unsecured credit facility and therefore will receive a portion of the net proceeds from this offering through the repayment of outstanding amounts on the Company’s unsecured credit facility.

The disclosure in this item is not an offer to sell, nor a solicitation of an offer to buy securities, nor shall there be any sales of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. An offering, if any, will be made solely by means of a prospectus supplement and an accompanying prospectus under the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-172368).

Copies of the Sales Agreements are attached as Exhibits 1.1, 1.2, 1.3, and 1.4 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 2.06 Material Impairments

To the extent applicable, the disclosure included in Item 8.01 below and Item 8.01 of the Company’s Current Report on Form 8-K filed March 15, 2013 is incorporated herein by reference.

Item 8.01 Other Events

The Company disclosed in a Current Report on Form 8-K filed March 15, 2013 that it had entered into an agreement to sell a land parcel in Denton County, Texas for approximately $5.0 million. The Company now reports that this transaction closed on March 26, 2013.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
1.1	Controlled Equity Offering Sales Agreement, dated March 29, 2013, between Healthcare Realty Trust Incorporated and Cantor Fitzgerald & Co.

1.2	Equity Distribution Agreement, dated March 29, 2013, between Healthcare Realty Trust Incorporated and RBC Capital Markets, LLC.

1.3	At-The-Market Equity Offering Sales Agreement, dated March 29, 2013, between Healthcare Realty Trust Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

1.4	Sales Agency Financing Agreement, dated March 29, 2013, between Healthcare Realty Trust Incorporated and Scotia Capital (USA) Inc.

5	Opinion of Waller Lansden Dortch & Davis, LLP.

8	Tax Opinion of Waller Lansden Dortch & Davis, LLP.

23	Consents of Waller Lansden Dortch & Davis, LLP (included in Exhibits 5 and 8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED

By:	/s/ Scott W. Holmes
Scott W. Holmes
Executive Vice President and Chief Financial Officer

Date: March 29, 2013